                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                       MINUTEMAN INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                         MINUTEMAN INTERNATIONAL, INC.
                            111 SOUTH ROHLWING ROAD
                               ADDISON, IL 60101

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 17, 2001

Dear Shareholder:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Minuteman International, Inc., (the "Company"), an Illinois corporation, will be held on Tuesday, April 17, 2001, at 10:00 a.m., Central Daylight Savings Time, at LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603 (Board Room, Forty-third Floor) for the following purposes:

1.  To elect the six members of the Company's Board of Directors.

2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year, 2001.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The close of business on March 1, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

    All shareholders are cordially invited to attend the meeting in person. However, whether or not you plan to attend this meeting, please sign, date and return the accompanying proxy in the enclosed self-addressed postage prepaid envelope. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

/s/ Gregory J. Rau

Gregory J. Rau                                                 Addison, Illinois
President & Chief Executive Officer                               March 15, 2001

                         MINUTEMAN INTERNATIONAL, INC.
                            111 SOUTH ROHLWING ROAD
                            ADDISON, ILLINOIS 60101

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 17, 2001

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Minuteman International, Inc. (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders of Minuteman
International, Inc. at 10:00 A.M. Central Daylight Savings Time, to be held at LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603 (Board Room--Forty-third Floor) on Tuesday, April 17, 2001, and at any and all adjournments of such meeting. A Notice of Annual Meeting and form of proxy accompany this Proxy Statement.

INFORMATION CONCERNING SOLICITATION AND VOTING RIGHTS

    This Proxy Statement and a proxy card were mailed on or about March 15, 2001, to all holders of common stock, (the "Common Stock"), of the Company entitled to vote at the Annual Meeting. This Proxy Statement provides information relating to the business to be transacted at the Annual Meeting. Only shareholders of record at the close of business on March 1, 2001, are entitled notice of and to vote at the meeting. As of such date, there were 3,568,385 shares of common stock outstanding. Each share of Common Stock entitles the holder to one vote upon all matters to be acted upon at the meeting. The presence at the meeting, in person or by proxy, of a majority of such outstanding shares shall constitute a quorum.

    A PROXY CARD IS ENCLOSED FOR YOUR USE. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH IS POSTAGE PAID IF MAILED IN THE UNITED STATES.

    You have three choices of each matter to be voted on at the Annual Meeting. As to the election of directors, you may vote by checking the appropriate box on your proxy card: (i) to vote for all of the director nominees as a group; or
(ii) to withhold authority to vote for all director nominees as a group; or
(iii) to withhold authority to vote for any individual nominee by writing that nominee's name on the appropriate line. Concerning the other items, you may vote by checking the appropriate box: (i) to vote "FOR" the item, (ii) to vote "AGAINST" the item, or (iii) to "ABSTAIN" from voting on the item.

    You may revoke your proxy at any time before it is actually voted on at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the meeting and withdrawing the proxy. Each unrevoked proxy card properly executed and received prior to the close of the meeting will be voted as indicated. Where specific instructions are not indicated, the proxy will be voted "FOR" the election of all directors as nominated and "FOR" the other proposals set forth in this Proxy Statement.

    The expense of preparing, printing and mailing this Proxy Statement will be paid by the Company. In addition, proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram. The Company will reimburse banks, brokerage firms and other custodians, nominees, and fiduciaries for their costs in sending the proxy materials to the beneficial owners of the Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the holders of Common Stock as of March 1, 2001, (i) by each person who held of record, or was known by the Company to own beneficially, more than five percent of the outstanding Common Stock of the Company, (ii) by each director, and (iii) by all directors and officers as a group. Unless otherwise indicated, all shares are owned directly.

                                                               AMOUNT &
                                                              NATURE OF
                      NAME AND ADDRESS                        BENEFICIAL   PERCENT
                   OF BENEFICIAL OWNER(1)                     OWNERSHIP    OF CLASS
                   ----------------------                     ----------   --------
Hako-Werke International GmbH(2) and (4)....................  2,434,950     68.24%
Lillian A. Rau (3)..........................................    255,650      7.16%
Gregory J. Rau (4)..........................................      2,000       .05%
Frederick W. Hohage (4).....................................      5,000       .14%
Frank R. Reynolds (4).......................................        500       .01%
James C. Schrader, Jr. (4)..................................      2,000       .06%
Thomas J. Nolan (4).........................................      1,500       .04%
All Directors and Officers as a Group (9 persons)(4)........  2,701,600     75.71%
                                                              =========     =====
Coldstream Capital Management, Inc. (5)                         178,900
Coldstream Valve Partners and
David M. Hudson
2370 130th Avenue N.E., Suite 103
Bellvue, WA 98005...........................................                 5.01%

------------------------

(1) Company address unless otherwise designated.

(2) Hako-Werke International GmbH is a wholly-owned subsidiary of Hako Werke, a German Company.

(3) Lillian A. Rau is the wife of Jerome E. Rau who was the Chairman of the Board and Chief Executive Officer up until his untimely death on September 20, 2000.

(4) The shares owned by Gregory J. Rau, Frederick W. Hohage, Frank R. Reynolds, James C. Schrader Jr., Thomas J. Nolan and the shares owned by Hako-Werke International GmbH, for which Tyll Necker, a director of the Company, and who serves as its Chief Executive Officer, are included in the information for directors and officers as a group.

(5) Coldstream Capital Management, Coldstream Valve Partners and David M. Hudson have filed jointly with the Securities and Exchange Commission
    Schedule 13D, dated April 14, 2000 reporting beneficial ownership of 178,900 shares of common stock. David M. Hudson as President of these organizations has sole voting and dispositive power.

                                  PROPOSAL TWO
                             ELECTION OF DIRECTORS

NOMINEES

    Six (6) directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified. All the nominees are currently members of the Board of Directors. Approval of any nominee requires the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of common stock. In the event any nominee is unable to serve, the proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable.

                                                                                 DATE OF ELECTION TO THE
              NAME                   AGE          POSITION WITH THE COMPANY        BOARD OF DIRECTORS
              ----                 --------   ---------------------------------  -----------------------
Gregory J. Rau...................     41      President and                      April, 1999
                                              Chief Executive Officer
Tyll Necker......................     71      Director                           June, 1980
Frederick W. Hohage (a)..........     63      Director                           December, 1988
Frank R. Reynolds (a)............     64      Director                           April, 1982
James C. Schrader, Jr. (a).......     48      Director                           December, 1988
Thomas J. Nolan..................     46      Chief Financial Officer,           November, 2000
                                              Secretary and Treasurer

------------------------

(a) Denotes member of the Audit Committee

BUSINESS BIOGRAPHIES OF NOMINEES

    GREGORY J. RAU has been President since January 15, 2000. In September, 2000 he assumed the duties of Chief Executive Officer by appointment of the Board of Directors following the untimely death of Jerome E. Rau. He had been Executive Vice President since August, 1997. Mr. Rau started with the Company as a Division Manager in 1983, was promoted to Senior Division Manager in 1984, Field Sales Manager in 1986 and Vice President of Sales in March, 1989. Mr. Rau has served as a director of the Company since April, 1999.

    TYLL NECKER is and has been, for well over twenty years, Chief Executive Officer of Hako-Werke International GmbH, a German Company engaged in the manufacture and distribution of industrial cleaning equipment. Mr. Necker has served as a director of the Company since June, 1980.

    FREDERICK W. HOHAGE has been a director of the Company since December of 1988. He is currently acting President for BSH Home Appliances in the United States. Until November, 1997, Mr. Hohage had been President and a director of The Robert Bosch Corporation, Sales Group, a company headquartered in Broadview, Illinois and engaged in the manufacture and distribution of automotive parts since 1980.

    FRANK R. REYNOLDS has been a director of the Company since April, 1982, and has served as general counsel to the Company since January, 1975. Mr. Reynolds is an attorney at law and principal of the law firm of Reynolds &
Reynolds, Ltd., Chicago, Illinois.

    JAMES C. SCHRADER, JR. has been President of Precision Enterprises, Ltd., a foundry and machine company based in Warrenville, Illinois, since 1976.
Mr. Schrader has served as a director of the Company since December, 1988.

    THOMAS J. NOLAN was appointed by the Board of Directors in November, 2000, to fill the vacancy on the Board created by the untimely death of Jerome E. Rau. He was elected Chief Financial Officer and Treasurer of the Company in August, 1989, and Secretary in 1991. From 1984 though August, 1989, he was Director of Finance with Everco Industries, a Skokie, Illinois manufacturer and distributor of automotive replacement parts.

    Gregory J. Rau has a brother Michael A. Rau, who is employed by the Company. Additionally, Lillian A. Rau, an owner of over 5% of the outstanding common stock of the company is Gregory and Michael Rau's mother. There is no other family relationship between any director and any other director or nominee for director or executive officer of the Company. No other nominee or director is a director for any other United States publicly held company.

    All directors will be elected to serve until the next annual meeting of shareholders to be held in 2002. Vacancies on the Board of Directors occurring between annual meetings may be filled by a majority vote of the remaining directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors held four meetings during the fiscal year ended December 31, 2000. Each director attended all meetings of which he was a member in person or by teleconference.

    The Board of Directors has an Audit Committee comprised of Frederick W. Hohage, Frank R. Reynolds and James C. Schrader, Jr. each of whom are independent members capable of reading and understanding fundamental financial statements.. In accordance with new SEC rules, on May 30, 2000, the Company approved an Audit Committee Charter, a copy of which is attached hereto as Appendix A. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee has reviewed the provisions of the Audit Committee Charter and affirms its belief that this Committee and the Company are in compliance with such.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

    The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held two meetings during the fiscal year 2000 which were attended by all members.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors for fiscal year 2001.

   Frederick W. Hohage, Audit Committee Member
    Frank R. Reynolds, Audit Committee Member
    James C. Schrader, Jr., Audit Committee Member

    The Board of Directors has a Compensation Committee comprised of Gregory J. Rau, Frederick W. Hohage, Frank R. Reynolds and James C. Schrader, Jr. The Compensation Committee seeks to align compensation with business strategy, Company value, management initiatives and Company performance.

    Each of the directors receives a $5,000 yearly retainer for services to the Board. In addition, each director receives $1,000 for each Board meeting attended.

EXECUTIVE OFFICERS

    The following tables set forth certain information with respect to the Executive Officers of the Company and individuals making significant contributions to the business of the Company (the business biographies for Gregory J. Rau and Thomas J. Nolan are set forth above):

NAME                                             AGE      TITLE
----                                           --------   -----
Gregory J. Rau...............................     41      President and Chief Executive Officer
Thomas J. Nolan..............................     46      Chief Financial Officer, Secretary and Treasurer
Michael A. Rau...............................     40      Vice President, Multi-Clean Division
Dean W. Theobold.............................     43      Vice President of Manufacturing

    JEROME E. RAU had been President, Chief Executive Officer and a director of the Company since May, 1981. Effective January 15, 2000, Mr. Rau stepped down as President to become Chairman of the Board. Mr. Rau held this position until his untimely death on September 20, 2000.

    MICHAEL A. RAU has been Vice President of the Company's Multi-Clean Division since July, 1996. Mr. Rau was hired as a Special Products Manager in 1984 and was promoted to General Manager in 1992.

    DEAN W. THEOBOLD has been Vice President of Manufacturing since August, 1997. Mr. Theobold started with the Company in September, 1987, when he was hired as Purchasing Manager. In June, 1992 he was promoted to Director of Materials and to General Manager in 1996.

    The officers of the Company are elected annually by the Board of Directors after the Annual Meeting of Shareholders is held. Each officer holds office until his successor is duly elected and qualified or until his death, resignation or removal, if earlier. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Company will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation policy is administered by the Compensation Committee. This policy is designed to attract, develop, reward and retain highly qualified and productive individuals; to relate compensation to both Company and individual performance; and to ensure compensation levels are externally competitive and internally equitable. In its annual review of executive officers' compensation, the Compensation Committee considers significant the recommendations from the President and Chief Executive Officer regarding compensation levels for executive officers. Other considerations include the individual's level and scope of responsibility, experience, and subjective evaluation of overall Company performance, individual performance, internal equity as well as pay practices of other companies.

EXECUTIVE MANAGEMENT COMPENSATION

    The following table sets forth all cash compensation for services rendered in all capacities to the Company during the fiscal years ended December 31, 2000, 1999 and 1998 paid to each executive officer whose cash compensation exceeded $100,000:

NAME/TITLE                                                  YEAR      SALARY    BONUS (A)   OTHER (B)
----------                                                --------   --------   ---------   ---------
Jerome E. Rau...........................................    2000     $101,000   $287,000    $661,000
  Former Chairman of the                                    1999      123,000    324,000      35,000
  Board and Chief Executive Officer                         1998      115,000    250,000      33,000

Gregory J. Rau..........................................    2000     $122,000   $119,000    $ 23,000
  President,                                                1999      162,000     18,000      15,000
  Chief Executive Officer                                   1998      141,000     15,000       8,000

Thomas J. Nolan.........................................    2000     $172,000   $ 17,000    $ 12,000
  Chief Financial Officer,                                  1999      152,000     17,000      12,000
  Secretary and Treasurer                                   1998      131,000     14,000      12,000

Michael A. Rau..........................................    2000     $153,000   $ 17,000    $  8,000
  Vice President                                            1999      136,000     17,000       6,000
  Multi-Clean Division                                      1998      117,000     16,000       6,000

Dean W. Theobold........................................    2000     $121,000   $ 12,000    $  8,000
  Vice President                                            1999      103,000     10,000       6,000
  Manufacturing                                             1998       87,000      8,000       6,000

------------------------

(a) Includes compensation amounts payable in 2001 for services performed in 2000.

(b) Includes director fees, amounts contributed by the Company to Employee Savings Plan, and perquisites including use of corporate automobile and Country Club membership. For Jerome E. Rau in 2000 this amount also includes $375,000 for a one time service award approved by the Board of Directors on November 3, 2000 for his almost 20 years of leadership of the Company and $259,000 in Deferred Compensation and vacation payout.

    Effective January 15, 2000 the Company entered into an Employment Agreement with Gregory J. Rau, President of the Company. Mr. Rau's compensation package is designed to encourage short and long term performance in line with the interest of our shareholders. Under this Agreement, Mr. Rau will receive an annual salary plus a percentage of consolidated net sales and consolidated income before taxes of the Company. The terms of the Agreement further provide for reimbursement of expenses, insurance benefits, vacations, and deferred compensation following termination from the Company. The Agreement is automatically extended for an additional three-year term unless the Company gives written notice of the non-extension twelve months prior to the anniversary date. In the event the company terminates the Agreement, Mr. Rau will be paid his salary for the balance of the term, and the additional compensation based upon net sales and profits reduced by 25%. Mr. Rau is restricted from competing with the Company in the United States and Canada for six months in the event the Company terminates the Agreement, or for twelve months if Mr. Rau terminates the Agreement.

    The Company has entered into employment agreements with all other current executive officers. Under these agreements, each executive officer is entitled to salary, discretionary bonus to be determined by the Compensation Committee of the Company, reimbursement of expenses, insurance benefits, Employee Savings Plan benefits, vacations and, in the event of termination by the Company, deferred compensation in the amount of 75% of the employee's salary and the above benefits for the remainder of the term. The agreements are automatically extended on each anniversary date unless the Company gives written notice of the non-extension twelve months prior to the anniversary date.

BOARD OF DIRECTOR INTERLOCKS, INSIDER PARTICIPATION AND RELATED TRANSACTIONS

    Tyll Necker, as previously disclosed, is Chief Executive Officer of Hako-Werke International. The following transactions are between the Company and companies under his control:

        By agreement dated March 1, 1994 with Hako-Werke, the Company agreed to discontinue the use of the "Hako" trademark on any products intended for sale in any country. It was further agreed that the Company and Hako-Werke would be free to market and distribute each of their products throughout the world.

        The Company sells equipment and parts to Hako-Werke and its affiliated companies. Sales in 2000 to those companies were $1,482,000 representing 1.8% of the Company's consolidated net sales. The Company intends to continue to sell its products to Hako-Werke and its affiliated foreign companies.

        Amounts due to Hako-Werke, and its affiliated companies which relate to these purchases, are due ninety days from shipping date. From time to time the Company and Hako-Werke exchange technologies and make appropriate charges, to each party, the amounts of which were not material during 2000.

    Frank Reynolds, as previously disclosed, is a principal in the law firm of Reynolds and Reynolds, Ltd., and has served as legal counsel for the Company since 1975. It is anticipated that he will perform these services in 2001 as well. During the year ended December 31, 2000, the Company paid $66,000 in legal fees to his firm.

    During the fiscal year 2000, there have been no transactions between the Company and any executive officer, director or 5% beneficial owner of the Company's Common Stock, in which one of the foregoing individuals had an interest of more than $100,000 except the transactions identified above.

    The Company believes the transactions between the Company and its officers, directors and shareholders and their affiliates, have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

    Below is a performance graph comparing the cumulative five-year shareholder return of the Company's stock with a performance indicator of the NASDAQ Stock Market and a peer group index:

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                         MINUTEMAN INTERNATIONAL, INC.
             PREPARED BY THE CENTER FOR RESEARCH IN SECURITY PRICES
              PRODUCED ON 02/16/2001 INCLUDING DATA TO 12/29/2000

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          MINUTEMAN INTERNATIONAL INC.  NASDAQ STOCK MARKET  NASDAQ STOCKS
12/29/95                       100.000              100.000        100.000
01/31/96                       103.784              100.501         98.689
02/29/96                       106.515              104.334        104.187
03/29/96                        86.031              104.683        100.816
04/30/96                       107.651              113.356        117.406
05/31/96                       104.891              118.554        127.587
06/28/96                        93.850              113.208        119.103
07/31/96                       103.289              103.132        108.422
08/30/96                        98.404              108.926        116.274
09/30/96                        97.706              117.256        129.920
10/31/96                        98.823              115.952        133.777
11/29/96                       100.235              123.140        150.107
12/31/96                       101.646              123.036        149.213
01/31/97                       114.215              131.766        171.341
02/28/97                       107.076              124.473        151.489
03/31/97                        94.227              116.356        143.103
04/30/97                       102.622              119.983        150.565
05/30/97                       109.849              133.572        163.081
06/30/97                       106.958              137.679        158.385
07/31/97                       102.396              152.184        192.220
08/29/97                       112.636              151.956        196.462
09/30/97                       121.413              160.961        199.918
10/31/97                       131.477              152.576        172.719
11/28/97                       127.045              153.381        171.466
12/31/97                       128.522              150.693        156.256
01/30/98                       124.652              155.465        166.143
02/27/98                       122.412              170.074        182.693
03/31/98                       126.145              176.360        168.856
04/30/98                       126.891              179.341        177.581
05/29/98                       136.445              169.377        157.964
06/30/98                       137.953              181.227        161.025
07/31/98                       140.040              179.113        170.112
08/31/98                       132.430              143.609        133.444
09/30/98                       128.624              163.533        152.067
10/30/98                       125.431              170.717        166.279
11/30/98                       129.278              188.075        194.428
12/31/98                       149.286              212.509        216.427
01/29/99                       161.413              243.354        249.862
02/26/99                       161.413              221.562        217.509
03/31/99                       125.716              238.327        227.910
04/30/99                       122.392              246.004        246.662
05/28/99                       111.408              239.191        235.831
06/30/99                       131.806              260.712        274.619
07/30/99                       122.186              256.011        295.621
08/31/99                       120.599              266.837        335.047
09/30/99                        96.796              267.204        319.123
10/29/99                       125.557              288.620        354.388
11/30/99                       125.155              323.735        395.245
12/31/99                       117.133              394.942        482.602
01/31/00                       107.474              380.325        516.366
02/29/00                       130.026              452.623        682.214
03/31/00                       104.021              443.301        702.038
04/28/00                       110.587              372.872        613.212
05/31/00                       110.587              327.892        551.507
06/30/00                       108.129              385.428        646.994
07/31/00                       104.591              364.554        629.222
08/31/00                       109.139              407.642        715.190
09/29/00                       119.060              354.697        562.199
10/31/00                       120.097              325.427        518.606
11/30/00                       114.676              250.886        395.144
12/29/00                       116.761              237.676        354.348

NOTES:

    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

    D.  The index level for all series was set to $100.0 on 12/29/1995.

EMPLOYEES SAVINGS PLAN

    In April, 1988, the Company's shareholders approved the Minuteman International, Inc. Employee Savings Plan ("Employee Savings Plan") which implements an employee systematic savings program allowing employees to shelter earned income on a tax deferred basis, and provides for the Company to make matching contributions for the benefit of its employees. The Principal Financial Group administers the Employee Savings Plan through a single trust for the benefit of all employees.

    Any employee of the Company, having completed one year of service, is eligible to participate in the Employee Saving Plan. A participating employee may elect to contribute, to the trust, between 1% and 15% of his earnings in any plan year, which amount is allocated to his individual employee account. The Company makes matching contributions to the plan's individual employee accounts in an amount equal to 50% of each participant's yearly contribution, but in no event to exceed the sum of $800 per year. The Company may also elect to contribute additional sums equal to a percentage of the Company's gross profits, as determined by the Board of Directors. In total, the Company contributed $400,000 to the Employee Savings Plan for 2000.

    In the event employment terminates through retirement, disability or death, the participant or his designated beneficiary is entitled to receive 100% of the value of such participant's account attributable to the employee and the Company's contributions to the Employee Savings Plan. If employment is terminated for any other reason, the participant will receive 100% of the value of his account attributable to his contributions and an increasing percentage of the value of his account attributable to the Company's contributions, depending upon the participant's years of service. Participating employees rights to employer contributions are vested 20% each year between three and seven years of service to the Company.

RESTRICTED STOCK PLAN

    On April 18, 2000 the shareholders approved the Minuteman 2000 Restricted Stock Plan, ("Restricted Stock Plan"), which is designed to attract and retain the services the key management employees by providing such persons with a proprietary interest in the Company through the granting of Minuteman common stock. The maximum number of shares of Minuteman common stock that shall be available for issuance shall be 150,000. At December 31,2000 there were 150,000 shares available to be granted. Awards may be issued under the Restricted Stock Plan through December 31, 2009, subject to the vesting period not to exceed three years. At the sole discretion of the Chief Executive Officer or Compensation Committee, an award of Restricted Stock may be awarded to an eligible employee based upon certain conditions and restrictions including, but not limited to, past, and continued service with the Company, achievement of specific business objectives, superior work performance, and other measurements of individual or Company performance. In the event that the employee's employment with Minuteman is terminated (except due to death or total disability) prior to the end of his or her vesting period, the non-vested portion of the Award shall be forfeited. However, in the event of an employee's death or total disability, or a change in control of the Company, the Award shall immediately become fully vested. The accrual of shares issued under the plan is recorded at fair market value on the date of grant with a corresponding charge to shareholders' equity representing the unearned portion which is being amortized as compensation expense on a straight line basis over the related vesting period.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ELECTION OF THE ABOVE NAMED NOMINEES TO THE BOARD OF DIRECTORS.

                                  PROPOSAL TWO
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Fees for the last annual audit were $95,000 and all other non-audit fees were $43,000. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                           ANNUAL REPORT ON FORM 10-K

    Upon sending a written request to Minuteman International, Inc., 111 South Rohlwing Road, Addison, Illinois 60101, shareholders may obtain, free of charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission.

                             SHAREHOLDER PROPOSALS

    The Company currently anticipates the Annual Meeting of Shareholders in 2002 to be held prior to May 31, 2002. Accordingly, any shareholder desiring to submit a proposal for consideration at the next Annual Meeting of Shareholders should transmit such proposal to the Officers of the Company on or before November 15, 2001, for inclusion in the Company's Proxy Statement and form of proxy for that meeting.

                                 OTHER MATTERS

    The Company knows of no matters, which are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

    It is important that your stock be represented at the meeting, regardless of the number of shares, which you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope, which has been enclosed, at your earliest convenience.

By Order of the Board of Directors

/s/ Gregory J. Rau

Gregory J. Rau
President and Chief Executive Officer                             March 15, 2001

                                   APPENDIX A
                         MINUTEMAN INTERNATIONAL, INC.
                            AUDIT COMMITTEE CHARTER
                                  ORGANIZATION

    This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, (or shall become financially literate within a reasonable period of time after appointment to the committee,) and at least one member shall have accounting or related financial management expertise.

                              STATEMENT OF POLICY

    The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, record, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

    The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies are procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

    The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

    - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

    - The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's systems to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

    - The committee shall review the interim financial statements with management and the independent auditors prior to filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

    - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committees shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                      MINUTEMAN INTERNATIONAL INC
           ADDENDUM TO PROXY STATEMENT DATED MARCH 15, 2001

Based upon information received subsequent to the printing of the Proxy Statement dated March 15, 2001, Page 2, Security Ownership of Certain Beneficial Owners and Management, of the Proxy Statement dated March 15, 2001, is hereby amended to reflect a reduction in the amount of shares previously reported to be owned by Coldstream Management, Inc., Coldstream Value Partners and David M. Hudson. Coldstream Management, Inc., Coldstream Value Partners and David M. Hudson have filed jointly with the Securities and Exchange Commission Schedule 13D dated February 12, 2001, reporting a decrease through public sale (10/31/00) and distributions to a withdrawing partner (12/31/00) in beneficial ownership of the Company's shares, which is currently less than Five Percent (5%) of outstanding shares of common stock.


By Order of the Board of Directors



/s/ Gregory J. Rau
Gregory J. Rau
President and Chief Executive Officer                       March 15, 2001

                         MINUTEMAN INTERNATIONAL, INC.


PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS APRIL 17, 2001.

The undersigned hereby appoints Gregory J. Rau, Tyll Necker, Frederick W. Hohage, Frank R. Reynolds, James C. Schrader, Jr. and Thomas J. Nolan each of them the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) to vote all Common Stock of Minuteman International, Inc., standing in the undersigned's name, at the LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603 (Board Room, Forty-third Floor) on April 17, 2001, at 10:00 a.m., Central Standard Time, upon those matters as described in the Proxy Statement for the Meeting and such other matters as may properly come before such meeting or any adjournments thereof.

Your vote for six directors may be indicated on the reverse side. Gregory J. Rau, Tyll Necker, Frederick W. Hohage, Frank R. Reynolds, James C. Schrader, Jr. and Thomas J. Nolan have been nominated for election as Directors.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -



                         MINUTEMAN INTERNATIONAL, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                            TUESDAY, APRIL 17, 2001
                                 10:00 A.M. CST
                                    HELD AT
                             LASALLE NATIONAL BANK
                            135 SOUTH LASALLE STREET
                            CHICAGO, ILLINOIS 60603
                        (BOARD ROOM, FORTY-THIRD FLOOR)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE   Please mark
MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NOT     your votes as   /X/
OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR          indicated in
PROPOSALS 1 AND 2. PLEASE MARK BOX / / OR /X/              this example





   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
                                                                                                             FOR  AGAINST  ABSTAIN
1. Election of Directors:        FOR              AUTHORITY           2. Appointment of Ernst & Young LLP    / /    / /      / /
   (duly nominated and       ALL NOMINEES        WITHHELD FOR            Independent Auditors
   named on the reverse   (except as listed         ALL
   side of this proxy)     to the contrary)

                                / /                  / /              3. In their discretion, on other matters which properly come before the meeting or any postponement or adjournment
                                                                         thereof.

(INSTRUCTION: To withhold authority to vote for any individual        You are urged to date, sign and  return promptly this proxy
nominee listed, write that nominee's name here:)                      in the envelope  provided. It is important for you to be
                                                                      represented at the Meeting. The execution of this proxy will not affect your right to vote in person if you are present at the Meeting and wish to so vote.

 ------------------------------------------------------------






SIGNATURE__________________SIGNATURE IF HELD JOINTLY_______________DATE_________
IMPORTANT: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS HERON. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN SOME OTHER REPRESENTATIVE CAPACITY, OR AS OFFICER OF A CORPORATION, PLEASE INDICATE YOUR CAPACITY OR FULL TITLE. FOR JOINT ACCOUNTS, ALL TENANTS SHOULD SIGN.

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                            - FOLD AND DETACH HERE -